UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 21, 2026

SOUTHERN MISSOURI BANCORP, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-23406	43-1665523
(State or other	(Commission File No.)	(IRS Employer
jurisdiction of incorporation)		Identification Number)

2991 Oak Grove Road, Poplar Bluff, Missouri	63901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(573) 778-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02Results of Operations and Financial Condition

On July 21, 2026, Southern Missouri Bancorp, Inc., the parent corporation of Southern Bank, issued a press release announcing preliminary fourth quarter of fiscal 2026 results, its quarterly dividend of $0.27 per common share, and the timing and other information regarding its investor conference call. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01 Other Events

On July 21, 2026, the Board of Directors of Southern Missouri Bancorp, Inc. (the “Company”) declared its 129th consecutive quarterly dividend on common stock since the inception of the Company. The dividend of $0.27 per common share will be payable on August 31, 2026, to stockholders of record at the close of business on August 14, 2026.

In other matters, the Company will host a conference call to discuss the release on July 23, 2026, at 9:30 a.m., central time. The call will be available live to interested parties by calling (toll free) 1-800-715-9871 in the United States. Participants should use participant access code 3159664. Telephone playback will be available beginning one hour following the conclusion of the call through July 28, 2026. The playback may be accessed by dialing 1-800-770-2030 in the United States and using the conference passcode 3159664.

Item 9.01Financial Statements and Exhibits

(d)Exhibits

99.1	Press release dated July 22, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN MISSOURI BANCORP, INC.

Date: July 22, 2026	By:	/s/ Matthew T. Funke
Matthew T. Funke
President and Chief Administrative Officer

3